Exhibit 99.1

Tabula Rasa HealthCare Announces Fourth Quarter and Full Year 2016 Operating Results

2016 Revenue of $94.1 million, growth of 34%; 4Q 2016 Revenue of $27.3 million, growth of 38%

Provides initial 2017 financial outlook

MOORESTOWN, N.J., March 13, 2017 (GLOBE NEWSWIRE) — Tabula Rasa HealthCare, Inc. (“TRHC”) (NASDAQ:TRHC), a disruptive innovation and technology leader in medication safety, offering a unique Medication Risk Stratification and Medication Risk Mitigation Matrix® suite of decision support tools, today announced its financial results for the fourth quarter and full year ended December 31, 2016 and provided its 2017 financial outlook.

TRHC Chairman and CEO, Calvin H. Knowlton, PhD., commented, “2016 was very exciting for Tabula Rasa and we ended the year with strong fourth quarter revenue and Adjusted EBITDA growth. Our core Program for All-Inclusive Care for the Elderly (“PACE”) market continued to expand overall, and our PACE contracts are performing well as we execute on our goal of helping our partners improve patient outcomes and lower cost.”

Dr. Knowlton continued, “On January 1, we launched our Enhanced Medication Therapy Management Program(i) and have seen strong initial engagement from our health plan members. We continue to find new and exciting markets where we can apply our propriety medication risk mitigation platform across the healthcare continuum. Our pipeline of new business opportunities, both within PACE and in the broader healthcare market, has never been stronger. I look forward to continuing to update you on the evolution and progress of our company and our technology throughout 2017.”

Financial Performance for the Three Months Ended December 31, 2016

All comparisons, unless otherwise noted, are to the three months ended December 31, 2015.

•                  Total revenue was $27.3 million, an increase of 38%. Total revenue included product revenue of $20.7 million, an increase of 19%, and service revenue of $6.6 million, an increase of 177%.

•                  Gross margin was 34%, compared to 30%. The year over year increase is primarily related to the two non-recurring projects with payors that were previously announced.

•                  Non-GAAP Adjusted EBITDA was $4.8 million, compared to $2.4 million, an increase of 101% compared to a year ago. Adjusted EBITDA margin of 18% in the fourth quarter of 2016 compared favorably to 12% during the same period in 2015. Adjusted EBITDA was also favorably impacted by the two non-recurring contracts with payors.

•                  Net loss was $6.0 million, compared to net income of $1.1 million. Fourth quarter 2016 included a $5.0 million expense related to the early extinguishment of debt as well as $3.4 million of incremental stock-based compensation expense related to restricted stock grants and shares issued in connection with TRHC’s initial public offering.

•                  Net loss per diluted share was $0.39, compared to net income per diluted share of $.03. The net loss and net income per share calculations were based on a diluted share count of 15.4 million for the fourth quarter of 2016, compared to 12.4 million shares a year ago.

•                  Non-GAAP Adjusted net income per diluted share was $0.10, compared to a net loss per share of $0.01.

Financial Performance for the Twelve Months Ended December 31, 2016

All comparisons, unless otherwise noted, are to the twelve months ended December 31, 2015.

•                  Total revenue was $94.1 million, an increase of 34%. Total revenue included product revenue of $79.4 million, an increase of 32%, and service revenue of $14.6 million, an increase of 47%.

•                  Gross margin was 31%, compared to 30%. The year over year increase is primarily related to the two non-recurring projects with payors.

•                  Non-GAAP Adjusted EBITDA was $13.6 million, compared to $8.6 million, an increase of 58% compared to a year ago. Adjusted EBITDA margin of 14.5% in 2016 compared favorably to 12.3% in 2015. Adjusted EBITDA was also favorably impacted by the two non-recurring contracts with payors.

•                  Net loss was $6.3 million, compared to a net loss of $2.9 million. Full year 2016 included $6.4 million of expense related to the early extinguishment of debt, $4.5 million of interest expense and $3.5 million of incremental stock-based compensation expense related to restricted stock grants and shares issued in connection with TRHC’s initial public offering.

•                  Net loss per diluted share was $0.59, compared to a net loss per share of $2.97. The net loss per share calculations were based on a diluted share count of 11.6 million for the full year 2016, compared to 4.3 million shares a year ago.

•                  Non-GAAP Adjusted net income per diluted share was $0.19, compared to a net loss per share of $0.07.

A reconciliation of GAAP to non-GAAP results has been provided in this press release in the accompanying tables. Non-GAAP results exclude change in fair value of warrant liability, loss on extinguishment of debt, change in fair value of acquisition-related contingent consideration (income) expense, change in fair value of acquisition-related consideration expense, and stock-based compensation expense. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

Business Outlook

First Quarter 2017 Guidance: Revenue for TRHC’s first quarter 2017 is expected to be in the range of $25.5 million to $26.5 million. Net loss is expected to be in the range of $1.6 million to $3.1 million. Net loss projections include incremental stock-based compensation expense of approximately $3.1 million related to restricted stock grants issued in connection with TRHC’s initial public offering. Adjusted EBITDA is expected to be in the range of $2.5 million to $3.0 million.

Full Year 2017 Guidance: Revenue for fiscal year 2017 is expected to be in the range of $116.0 million to $118.0 million. Net income (loss) is expected to be in the range of a net loss of $0.5 million to net income of $0.9 million. Net income (loss) projections include incremental stock-based compensation expense of approximately $5.2 million related to restricted stock grants issued in connection with TRHC’s initial public offering, which will be fully expensed by May 2017. There are no debt extinguishment charges anticipated in 2017. Adjusted EBITDA is expected to be in the range of $15.5 million to $17.0 million.

Quarterly Conference Call

As previously announced, TRHC will hold a conference call with members of executive management to discuss its fourth quarter and full year 2016 performance today, Monday, March 13, 2017, at 5:00 p.m. EDT. Stockholders and interested participants may listen to a live broadcast of the conference call by dialing 844-413-0947 or 216-562-0423 for international callers, and referencing participant code 64870364 approximately 15 minutes prior to the call. A live webcast of the conference call will be available on the investor relations section of TRHC’s website at ir.trhc.com and an audio file of the call will also be archived and available for replay approximately two hours after the live event for a period of 90 days thereafter at ir.trhc.com. After the conference call, a replay will be available until April 12, 2017 and can be accessed by dialing 855-859-2056 or 404-537-3406 for international callers, and referencing participant code 64870364.

About Tabula Rasa HealthCare

Tabula Rasa HealthCare (NASDAQ:TRHC) is a leader in providing patient-specific, data-driven technology and solutions that enable healthcare organizations to optimize medication regimens to improve patient outcomes, reduce hospitalizations, lower healthcare costs and manage risk. Since 2011, TRHC has focused on optimizing outcomes for PACE and other healthcare organizations through its unique Medication Risk Mitigation software and Medication Decision Support and Adherence tools that personalize each participant’s medication regimen.  For more information, please visit: www.TRHC.com.

Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with accounting principles generally accepted in the United States of America (GAAP), TRHC is also reporting Adjusted EBITDA and Adjusted Diluted EPS, each of which is a non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance or financial position that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

Adjusted EBITDA consists of net income (loss) plus certain other expenses, which includes change in fair value of warrant liability, interest expense, loss on extinguishment of debt, provision (benefit) for income tax, depreciation and amortization, change in fair value of acquisition-related contingent consideration (income) expense, change in fair value of acquisition-related consideration expense, and stock-based compensation expense. TRHC defines Adjusted Diluted EPS as net income (loss) attributable to common stockholders before accretion of redeemable convertible preferred stock, fair value adjustments related to the remeasurement of warrant liabilities, losses on the extinguishment of debt, fair value adjustments for acquisition-related contingent consideration, fair value adjustments for acquisition-related consideration, stock-based compensation expense, and the tax impact of those items expressed on a per share basis using weighted average diluted shares outstanding. TRHC believes the exclusion of these items assists in providing a more complete understanding of the company’s underlying operations results and trends and allows for comparability with TRHC’s peer company index and industry and to be more consistent with TRHC’s expected capital structure on a going forward basis. Please note that other companies might define their non-GAAP financial measures differently than TRHC does.

TRHC presents these non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. TRHC uses these non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and determination of appropriate levels of operating and capital investments. TRHC believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. TRHC also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, their inclusion should provide consistency in the company’s financial reporting.

Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release, including in the accompanying tables.

Safe Harbor Statement

This press release includes forward-looking statements that we believe to be reasonable as of today’s date.  Such statements are identified by use of the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “should,” and similar expressions.  These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release.  Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: our continuing losses and need to achieve profitability; fluctuations in our financial results; the acceptance and use of our products and services by PACE organizations; the need to innovate and provide useful products and services; risks related to changing healthcare and other applicable regulations; our ability to maintain relationships with a specified drug wholesaler; increasing consolidation in the healthcare industry; managing our growth effectively; our ability to adequately protect our intellectual property; the requirements of being a public company; our ability to recognize the expected benefits from acquisitions on a timely basis or at all; our status as an “emerging growth company”; and the other risk factors set forth from time to time in our filings with the Securities and Exchange Commission (“SEC”),  including those factors discussed under the caption “Risk Factors” in our prospectus, filed with the SEC on September 29, 2016, pursuant to Rule 424(b) under the Securities Act, copies of which are available free of charge within the Investor Relations section of the Tabula Rasa HealthCare website http://ir.tabularasahealthcare.com or upon request from our Investor Relations Department. Tabula Rasa HealthCare assumes no obligation and does not intend to update these forward-looking statements, except as required by law, to reflect events or circumstances occurring after today’s date.

TABULA RASA HEALTHCARE, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	December 31,
	2016	2015
Assets
Current assets:
Cash	$4,345	$2,026
Restricted cash	—	200
Accounts receivable, net	6,646	6,013
Inventories	2,911	2,304
Rebates receivable	312	1,064
Prepaid expenses	869	428
Other current assets	581	94
Total current assets	15,664	12,129
Property and equipment, net	6,409	1,962
Software development costs, net	3,350	2,505
Goodwill	21,686	21,606
Intangible assets, net	25,297	17,687
Other assets	333	2,713
Total assets	$72,739	$58,602
Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Line of credit	$—	$10,000
Current portion of long-term debt	674	13,526
Notes payable to related parties	—	250
Notes payable related to acquisition	—	15,620
Acquisition-related consideration payable	568	235
Acquisition-related contingent consideration	1,493	1,886
Accounts payable	6,115	6,808
Accrued expenses and other liabilities	2,159	3,244
Total current liabilities	11,009	51,569
Long-term debt	1,072	430
Long-term acquisition-related contingent consideration	1,515	3,355
Warrant liability	—	5,569
Deferred income taxes	832	334
Other long-term liabilities	2,205	—
Total liabilities	16,633	61,257

Commitments and contingencies

Redeemable convertible preferred stock:
Series A and A-1 redeemable convertible preferred stock	—	6,553
Series B redeemable convertible preferred stock	—	22,420
Total redeemable convertible preferred stock	—	28,973
Stockholders’ equity (deficit):
Common stock	2	—
Additional paid-in capital	91,027	—
Accumulated deficit	(34,923)	(31,628)
Total stockholders’ equity (deficit)	56,106	(31,628)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$72,739	$58,602

TABULA RASA HEALTHCARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(unaudited)	(unaudited)
Revenue:
Product revenue	$20,714	$17,376	$79,446	$60,060
Service revenue	6,599	2,385	14,616	9,979
Total revenue	27,313	19,761	94,062	70,039
Cost of revenue, exclusive of depreciation and amortization shown below:
Product cost	15,798	13,018	59,901	45,829
Service cost	2,141	901	5,276	3,299
Total cost of revenue	17,939	13,919	65,177	49,128
Gross profit	9,374	5,842	28,885	20,911
Operating (income) expenses:
Research and development	933	998	3,811	2,877
Sales and marketing	1,349	809	3,860	2,880
General and administrative	6,069	1,741	11,831	7,115
Change in fair value of acquisition-related contingent consideration (income)	(484)	(711)	(338)	(2,059)
Change in fair value of acquisition-related consideration expense	55	—	55	—
Depreciation and amortization	1,700	998	5,115	3,933
Total operating expenses	9,622	3,835	24,334	14,746
Income (loss) from operations	(248)	2,007	4,551	6,165
Other (income) expense:
Change in fair value of warrant liability	—	(691)	(639)	2,786
Interest expense	238	1,497	4,488	5,915
Loss on extinguishment of debt	5,015	—	6,411	—
Total other expense	5,253	806	10,260	8,701
(Loss) income before income taxes	(5,501)	1,201	(5,709)	(2,536)
Income tax expense	530	116	541	328
Net (loss) income	$(6,031)	$1,085	$(6,250)	$(2,864)
Net (loss) income attributable to common stockholders:
Basic	$(6,031)	$1,505	$(3,811)	$(12,830)
Diluted	$(6,031)	$395	$(6,889)	$(12,830)
Net (loss) income per share attributable to common stockholders:
Basic	$(0.39)	0.33	$(0.51)	$(2.97)
Diluted	$(0.39)	0.03	$(0.59)	$(2.97)
Weighted average common shares outstanding:
Basic	15,424,010	4,575,244	7,486,131	4,318,779
Diluted	15,424,010	12,375,126	11,591,210	4,318,779

TABULA RASA HEALTHCARE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended
	December 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(6,250)	$(2,864)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,115	3,933
Amortization of deferred financing costs and debt discount	1,279	2,148
Payment of imputed interest on debt	(3,893)	(105)
Deferred taxes	498	290
Issuance of common stock warrants	—	16
Stock-based compensation	4,250	565
Change in fair value of warrant liability	(639)	2,786
Change in fair value of acquisition-related contingent consideration	(338)	(2,059)
Change in fair value of acquisition-related consideration	55	—
Loss on extinguishment of debt	6,411	—
Other noncash items	—	(10)
Changes in operating assets and liabilities, net of effect from acquisitions:
Accounts receivable, net	(633)	(1,711)
Inventories	(607)	(264)
Rebates receivable	752	(96)
Prepaid expenses and other current assets	(929)	(259)
Other assets	1	(4)
Acquisition-related contingent consideration	—	(610)
Accounts payable	665	440
Accrued expenses and other liabilities	(1,168)	1,060
Other long-term liabilities	2,205	—
Net cash provided by operating activities	6,774	3,256

Cash flows from investing activities:
Purchases of property and equipment	(3,813)	(234)
Software development costs	(1,854)	(940)
Purchases of intangible assets	(29)	—
Change in restricted cash	200	300
Purchase of businesses, net of cash acquired	(5,400)	(2,403)
Net cash used in investing activities	(10,896)	(3,277)

Cash flows from financing activities:
Proceeds from exercise of stock options	153	12
Payments for debt financing costs	(1,521)	(69)
Repayments of notes payable to related parties	(250)	(354)
Borrowings on line of credit	6,000	10,000
Repayments of line of credit	(16,000)	(6,860)
Payments of acquisition-related consideration	(180)	(1,895)
Repayment of note payable related to acquisition	(14,337)	—
Payments of initial public offering costs	(3,346)	(481)
Payments of contingent consideration	(1,895)	(267)
Proceeds from long-term debt	30,000	—
Repayments of long-term debt	(47,369)	(2,161)
Proceeds from issuance of common stock under initial public offering, net of underwriting costs	55,186	—
Net cash provided by (used in) financing activities	6,441	(2,075)
Net increase (decrease) in cash	2,319	(2,096)
Cash, beginning of period	2,026	4,122
Cash, end of period	$4,345	$2,026

TABULA RASA HEALTHCARE, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In thousands except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Reconciliation of net loss (income) to Adjusted EBITDA
Net (loss) income	$(6,031)	$1,085	$(6,250)	$(2,864)
Add:
Change in fair value of warrant liability	—	(691)	(639)	2,786
Interest expense	238	1,497	4,488	5,915
Loss on extinguishment of debt	5,015	—	6,411	—
Income tax expense	530	116	541	328
Depreciation and amortization	1,700	998	5,115	3,933
Change in fair value of acquisition-related contingent consideration (income)	(484)	(711)	(338)	(2,059)
Change in fair value of acquisition-related consideration expense	55	—	55	—
Stock-based compensation expense	3,769	94	4,250	565
Adjusted EBITDA	$4,792	$2,388	$13,633	$8,604

	Three Months Ended December 31,				Year Ended December 31,
	2016		2015		2016		2015
Reconciliation of diluted net income (loss) per share attributable to common shareholders to Adjusted Diluted EPS
Net income (loss)	$(6,031)		$1,086		$(6,250)		$(2,864)
Decretion (accretion) of redeemable convertible preferred stock	—		2,092		2,439		(9,966)
Undistributed income attributable to redeemable convertible preferred stockholders	—		(1,673)		—		—
Net income (loss) attributable to common stockholders, basic, and net income (loss) per share attributable to common stockholders, basic	$(6,031)	$(0.39)	$1,505	$0.33	$(3,811)	$(0.51)	$(12,830)	$(2.97)
Decretion of redeemable convertible preferred stock	—		(2,092)		(2,439)		—
Revaluation of warrant liability	—		(691)		(639)		—
Adjustment to undistributed income attributable to redeemable convertible preferred stockholders	—		1,673		—		—
GAAP net income (loss) attributable to common stockholders, diluted, and net income (loss) per share attributable to common stockholders, diluted	$(6,031)	$(0.39)	$395	$0.03	$(6,889)	$(0.59)	$(12,830)	$(2.97)
Adjustments:
Accretion of redeemable convertible preferred stock	—		—		—		9,966
Change in fair value of warrant liability	—		—		—		2,786
Loss on extinguishment of debt	5,015		—		6,411		—
Change in fair value of acquisition-related contingent consideration (income)	(484)		(711)		(338)		(2,059)
Change in fair value of acquisition-related consideration expense	55		—		55		—
Stock-based compensation expense	3,769		94		4,250		565
Impact to income taxes (1)	(541)		163		(972)		871
Adjusted net income (loss) attributable to common stockholders and Adjusted Diluted EPS	$1,783	$0.10	$(59)	$(0.01)	$2,517	$0.19	$(701)	$(0.07)

(1)             The impact to taxes was calculated using a normalized statutory tax rate applied to pre-tax income (loss) adjusted for the respective items above and then subtracting the tax provision as determined for GAAP purposes.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Reconciliation of weighted average shares of common stock outstanding, diluted, to weighted average shares of common stock oustanding, diluted for Adjusted Diluted EPS
Weighted average shares of common stock outstanding	15,424,010	4,575,244	7,486,131	4,318,779
Effect of potential dilutive securities:
Weighted average dilutive effect of stock options	—	1,972,444	—	—
Weighted average dilutive effect of common shares from stock warrants	—	412,794	—	—
Dilutive effect from preferred stock and preferred stock warrants assuming conversion at beginning of the year	—	5,414,644	4,105,079	—
Weighted average shares of common stock outstanding, diluted for GAAP	15,424,010	12,375,126	11,591,210	4,318,779
Adjustments:
Weighted average dilutive effect of stock options (1)	1,590,135	(1,972,444)	1,614,815	—
Weighted average dilutive effect of common shares from stock warrants (1)	58,663	(412,794)	206,614	—
Weighted average dilutive effect of restricted stock (1)	171,073	—	43,294	—
Dilutive effect from preferred stock and preferred stock warrants assuming conversion (2)	176,142	—	—	5,351,815
Weighted average shares of common stock outstanding, diluted for Adjusted Diluted EPS	17,420,023	9,989,888	13,455,933	9,670,594

(1)         In computing Adjusted Diluted EPS, these common shares were excluded from the calculation of Adjusted Diluted EPS for periods with a non-GAAP net loss because including them would have had an anti-dilutive effect.

(2)         In computing Adjusted Diluted EPS, net income attributable to common stockholders was adjusted to eliminate the effects of outstanding preferred stock and preferred stock warrants. As such, the weighted average share amounts of these potentially dilutive securities were included in the computation of diluted net loss per share attributable to common stockholders for the respective periods presented.

TABULA RASA HEALTHCARE, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE RANGES
(In millions)

	Three Months Ended March 31, 2017		Year Ended December 31, 2017
	Range		Range
	LOW	HIGH	LOW	HIGH
Reconciliation from Net Income (Loss) Guidance to Adjusted EBITDA Guidance
Net income (loss) - Guidance range	$(3.1)	$(1.6)	$(0.5)	$0.9
Add:
Interest expense	0.1	0.1	0.4	0.4
Income tax expense (benefit)	0.1	(0.9)	0.5	0.6
Depreciation and amortization	1.7	1.7	7.1	7.1
Stock-based compensation expense	3.7	3.7	8.0	8.0
Adjusted EBITDA - Guidance range	$2.5	$3.0	$15.5	$17.0

Contact:

Investors

Bob East or Asher Dewhurst

Westwicke Partners

443-213-0500

tabularasa@westwicke.com

Media

Dianne Semingson

dsemingson@TRHC.com

T: 215-870-0829

(i) According to the Center for Medicare and Medicaid Services, The Part D Enhanced Medication Therapy Management (MTM) model tests whether providing Part D sponsors with additional payment incentives and regulatory flexibilities promotes enhancements in the MTM program, leading to improved therapeutic outcomes, while reducing net Medicare expenditures.  For more information, visit https://innovation.cms.gov/initiatives/enhancedmtm/.